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                                                                  EXHIBIT 10.165

                      SECOND AMENDMENT TO LEASE AGREEMENT

     THIS SECOND AMENDMENT TO LEASE AGREEMENT (the "Amendment") is made this
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26/th/ day of June, 1998 by and between PPD PHARMACO, INC., a Texas corporation
(hereinafter, the "Tenant"), and WEEKS REALTY, L.P., a Georgia limited
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partnership (hereinafter, the "Landlord").
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                                  WITNESSETH:

     WHEREAS, pursuant to a Lease Agreement dated July 9, 1997 by and between Landlord and Tenant (the Lease Agreement, and all amendments thereto shall be referred to herein collectively as the "Lease"), Landlord leased to Tenant
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certain premises in a building located at 4025 Paramount Parkway, Morrisville,
Wake County, North Carolina 27560, all as more particularly described in the Lease; and

     WHEREAS, the Lease was amended by a First Amendment to Lease Agreement by and between Landlord and Tenant dated January 28, 1998 to confirm the actual rentable square footage of the Premises as provided therein; and

     WHEREAS, the parties desire to modify the Lease to, among other things, modify the provisions of paragraph 9 of the Lease, as provided herein.

     NOW, THEREFORE, in consideration of cash in hand paid and the promises and the provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend and modify the Lease as follows:

     1. Assignment and Sublease. The first subparagraph of Paragraph 9 of the
        -----------------------
Lease is hereby deleted, and the following inserted in lieu thereof:

     "Tenant shall not sublet the Premises or the interest of Tenant therein in whole or in part, or assign this Lease or the interest of Tenant therein in whole or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; provided, however, Tenant may not sublease or assign, in any twelve month period, cumulatively, more than 25 percent of its then current rentable square feet in total in the Building and in that certain building consisting of approximately 118,825 rentable square feet to be constructed by Landlord in Perimeter Park West as described in that certain Lease Agreement by and between Landlord and Tenant dated June 26, 1998. Further, Tenant may not sell, lien, or encumber its interest in this Lease, or assign or delegate the management or permit the use or occupancy of the Premises in whole or in part by anyone other than Tenant without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. Landlord and Tenant acknowledge and agree that the foregoing provisions have been freely
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     negotiated by the parties hereto and that Landlord would not have entered into this Lease without Tenant's consent to the terms of this Paragraph 9."

     2.  Effective Date. The provisions of this Amendment shall be and become
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effective as of the day and year first above written.

     3.  Severability. In the event any term, covenant or condition of this
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Amendment, the Lease, or any amendments thereto shall to any extent be invalid or unenforceable, the remainder shall not be affected thereby and each term, covenant or condition shall be valid and enforceable to the full extent permitted by law.

     4.  Successors and Assigns. This Amendment shall apply to, inure to the
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benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise provided herein.

     5.  Authority of Tenant. Tenant certifies to Landlord that it is authorized
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to enter into this Amendment, and that those persons signing below on its behalf are authorized to do so, and shall promptly upon the request of Landlord provide a resolution to this effect.

     6.  Interpretation. Although the printed provisions of this Amendment were
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drafted by Landlord, such fact shall not cause this Amendment to be construed either for or against Landlord or Tenant.

     7.  Full Force and Effect. Except as modified hereby, the Lease remains
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unmodified and in full force and effect.

     8.  Governing Law. This Amendment shall be governed by and construed in
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accordance with the laws of the State of North Carolina.

     9.  Mutual Acknowledgement of Non-Existence of Claims. Landlord and Tenant
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acknowledge and agree that as of the day hereof there are no known claims by either party against the other party hereto arising from the relationship as Landlord and Tenant, respectively, pursuant to the Lease, as amended.

     10. Confidentiality. The terms and provisions of the Lease, and this
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Amendment are strictly confidential, are to be shared by Tenant only with its accountant, employees, and attorneys, and each of those parties shall be advised of the confidential nature of the Lease, and this Amendment.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]
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     IN WITNESS WHEREOF, the parties hereto have hereunto executed this
Amendment causing their respective seals to be affixed hereto the day and year first above written.

                                   LANDLORD:

                                   WEEKS REALTY, L.P. (SEAL) , a Georgia
                                   Limited partnership authorized to do business in the State of North Carolina as Weeks Realty Partnership

                                   BY: WEEKS GP HOLDINGS, INC., a
                                       Georgia corporation, its sole general
                                       partner

Date of execution:                 By: /s/ Robert G. Cutlip
   7/9/98                              --------------------
-------------------                        Robert G. Cutlip,
                                           Senior Vice President

                                   TENANT:

                                   PPD PHARMACO, INC., a Texas
                                   Corporation

ATTEST:

By: /s/ Fred B. Davenport          By: /s/ Thomas W. D'Alonzo
    ---------------------              ----------------------
        Secretary                        President


[CORPORATE SEAL]

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